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Contacts:         Janet Smith                                 Kevin Pursglove
                  FairMarket, Inc.                            eBay Inc.
                  janet.smith@fairmarket.com                  kevinp@ebay.com
                  781-376-5600                                408-376-7458


FOR IMMEDIATE RELEASE

                  EBAY MAKES STRATEGIC INVESTMENT IN FAIRMARKET

                   IN TAKING EQUITY POSITION, EBAY EXTENDS ITS
                     CORPORATE RELATIONSHIP WITH FAIRMARKET

San Jose, CA and Woburn, MA, May 20, 2002 -- eBay Inc. (Nasdaq: EBAY), the world's online marketplace(TM), and FairMarket, Inc. (Nasdaq: FAIM), a provider of private-label, Internet-based marketing and commerce solutions that incorporate dynamic pricing, announced that eBay has made a strategic equity investment in FairMarket.

This investment marks the latest agreement in the eBay and FairMarket relationship. Earlier this year the two companies announced that FairMarket would provide the platform for the promotional loyalty program that eBay is testing with Burger King Corporation. Last month, it was announced that the two companies had agreed to join in an exclusive agreement to roll out similar loyalty programs to major national brands in other categories.

"Dynamic loyalty programs are an effective tool that can help major companies promote their brand and sell more product to eBay members," said Jeff Jordan, senior vice president & general manager of eBay U.S. "Our investment in FairMarket is evidence of the ongoing value FairMarket brings to eBay as a result of FairMarket's platform and service capabilities."

FairMarket and eBay began working together when FairMarket was among the first companies to integrate eBay's API and later joined eBay's Preferred Solution Provider program.

"This investment is a logical progression in FairMarket's relationship with eBay," said Nanda Krish, president and chief executive officer of FairMarket. "Counting eBay as a strategic investor will unquestionably strengthen our relationship while servicing eBay in new growth areas will definitely help to build FairMarket's business."

Under the terms of the investment, eBay invested $2 million and received 952,380 shares of Series B Preferred Stock of FairMarket for a per share price of $2.10 and certain registration rights.

ABOUT FAIRMARKET, INC.
FairMarket provides private-label, Internet-based marketing and commerce solutions that incorporate dynamic pricing. FairMarket's customers include Dell, CompUSA and SAM'S CLUB. Headquartered in Woburn, Mass., FairMarket also has offices in the U.K. The company can be reached at 800-531-7871 or on the Web at www.fairmarket.com.

FairMarket is a registered service mark, and the FairMarket logo is a service mark, of FairMarket, Inc. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.


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ABOUT EBAY INC.
eBay is The World's Online Marketplace(TM). Founded in 1995, eBay created a powerful platform for the sale of goods and services by a passionate community of individuals and businesses. On any given day, there are millions of items across thousands of categories for sale on eBay. eBay enables trade on a local, national and international basis with customized sites in markets around the world.

This press release contains information about future expectations, plans and prospects of FairMarket, Inc. that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including but not limited to market acceptance of FairMarket's online auction and other e-commerce services; growth of the market for dynamic e-commerce services; the competitive nature of the online markets in which FairMarket operates; economic conditions; FairMarket's ability to generate significant revenue to reach profitability; FairMarket's ability to retain existing customers and to obtain new customers; FairMarket's ability to attract and retain qualified personnel; the operation and capacity of FairMarket's network system infrastructure; FairMarket's ability to expand or maintain its operations in its geographic markets and the currency, regulatory and other risks associated with doing business in international markets; FairMarket's limited operating history; and the other risks and uncertainties discussed under the heading "Factors that May Affect Results of Operations and Financial Condition" in FairMarket's Annual Report on Form 10-K for the year ended December 31, 2001 and other reports filed by FairMarket from time to time with the Securities and Exchange Commission. FairMarket assumes no obligation to update any of the information included in this press release.